Exhibit 10.9

Secured Promissory Note by and among Greenhouse Holdings, Inc. and Premier Alliance Group, Inc., dated
March 5, 2012

Maximum Principal Amount: $1,000,000                                                                                                                 Issue Date: March 5, 2012

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, GreenHouse Holdings, Inc., a Nevada corporation (hereinafter called “Borrower”), hereby promises to pay to Premier Alliance Group, Inc., located at 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211, Fax: (704) 521-8078 (together with its successors, representatives, and permitted assigns, the “Holder”) or order, without demand, the sum of One Million Dollars ($1,000,000) (“Principal Amount”) on March 5, 2013  (the “Maturity Date”), if not sooner paid.

ARTICLE I

GENERAL PROVISIONS

1.1	Interest. The outstanding principal amount of this Note shall bear interest at a rate of two percent (2%) per annum and compounded quarterly from the Issue Date until the Maturity Date.  Such interest shall be based on a 365-day year and calculated for the actual number of days elapsed in which interest is being calculated.

1.2	Interest Payments. The Borrower shall pay the Holder all accrued but unpaid interest on the Maturity Date.  The Holder shall have no obligation to deliver to the Borrower any invoice or other statement setting forth the amount of principal, interest or any other amount due on any payment date, and any absence by the Holder to provide any such invoice or statement shall not reduce or otherwise impair the Borrower’s obligation to pay any amounts payable hereunder.  The Borrower shall make all interest payments under this Note to the Holder by 5:00 p.m. EST on the date when due.  The Borrower shall make all payments in United States Dollars in immediately available funds transferred by wire transfer to an account designated by the Holder.

1.3	Default Interest. Upon the occurrence of an Event of Default (as defined in Article II hereof), then to the extent permitted by law, the Borrower will pay interest in cash to the Holder, payable on demand, on the outstanding principal balance of this Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of eighteen percent (18%) per annum and the maximum applicable legal rate per annum.

1.4           Ranking.  Except as set forth in the next sentence, this Note shall be senior in priority to all liabilities and obligations of the Borrower.  The Holder shall receive a first-priority security interest in all other assets of the Borrower. This Note shall be senior to all other future obligations and liabilities of the Borrower.

1.5           Security.  Payment of the principal of, and interest on, this Note is secured by certain personal property as provided in the Security Agreement.

1.6	Payment. Payment of this Note and all interest thereon shall be paid to the Holder by wire transfer to an account designated by the Holder or at such address outside of the United States and its possessions as the Holder may instruct the Borrower in writing in U.S. Dollars.

ARTICLE II

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

2.1           Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due.

2.2           Breach of Covenant.  The Borrower or any Subsidiary breaches any material covenant or other term or condition of the Transaction Documents or this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

2.3           Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, in Transaction Documents, the Security Agreement or any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

2.4           Liquidation.   Any dissolution, liquidation or winding up by Borrower or a Subsidiary of a substantial portion of their business.

2.5           Cessation of Operations.   Any cessation of operations by Borrower or a Subsidiary or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they come due.

2.6           Maintenance of Assets.   The failure by Borrower or any Subsidiary to maintain any (i) material intellectual property rights, personal, real property, equipment leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured within ten (10) days after written notice to the Borrower from the Holder, or (ii) assets that represent any material part of the Collateral (as defined in the Security Agreement).

2.7           Receiver or Trustee.  The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.8           Judgments.  Any money judgment, writ or similar final process shall be entered or made in a nonappealable adjudication against Borrower or any Subsidiary or any of its property or other assets for more than $50,000, unless stayed, vacated or satisfied within ten (10) days.

2.9           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower.

2.10           Non-Payment.   A default by the Borrower or any Subsidiary under any one or more obligations in an aggregate monetary amount in excess of $50,000 for more than five (5) days after the due date, unless the Borrower or such Subsidiary is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount or all of the contested amount, whichever is greater.

2.11           Failure to Deliver Common Stock or Replacement Note.  Borrower’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, Sections 7 and 11 of the Subscription Agreement or, if required, a replacement Note following a partial conversion.

2.12           Executive Officers Breach of Duties.  Any of Borrower’s named executive officers or directors is convicted of a violation of securities laws related to activities regarding the Borrower’s or Lender’s securities, or a settlement in excess of $250,000 is reached by any such officer or director relating to a violation of securities laws related to activities regarding the Borrower’s securities, breach of fiduciary duties or self-dealing.

2.13           Cross Default.  A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower is a party, or the occurrence of an event of default under any such other agreement to which Borrower is a party which is not cured after any required notice and/or cure period.

2.14           Notification Failure.   A failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document.

ARTICLE III

SECURITY INTEREST

3.           Security Interest/Waiver of Automatic Stay.   This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder.  The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower or a Subsidiary, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Borrower or a Subsidiary and Holder are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362.  FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW.  The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder.  The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

ARTICLE IV

MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Borrower, to:
Greenhouse Holdings, Inc.
Attn: John Galt, President

Facsimile: 949-315-3827

If to the Holder:
To the address and facsimile number listed on the first paragraph of this Note.

4.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Borrower may not assign its obligations under this Note.

4.5           Expenses.  The Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

A.           Expenses for Amendments.  If the Holder shall employ counsel for advice or other representation or shall incur legal or other costs and expenses in connection with any amendment or modification of this Note or any of the other Transaction Documents, then, and in any such event, the reasonable counsel fees arising from such services and all expenses, costs, charges and other reasonable fees of such counsel incurred in connection with or related to any of the events or actions described above shall be payable by the Borrower.

B.           Costs of Collection.  In the event of a default or an Event of Default, in addition to any other sums payable by the Borrower hereunder, the Borrower shall pay the Holder’s and any other holders’ of the Notes costs of collection, including reasonable attorneys’ fees, including post judgment costs of collection, incurred by the Holder’s or any other holders’ of the Notes in the collection of the obligations of the Borrower to the Holder and any other holders of the notes whether under this Note or the other Transaction Documents, and in the enforcement of any provision hereof and thereof, whether suit be brought or not.

C.           Expenses in Dispute.  In the event of any dispute regarding the subject matter hereunder, the non-prevailing party in any dispute shall be required to fully reimburse the prevailing party in any dispute for all of its documents attorneys’ fees, costs and expenses incurred in connection with such dispute, the outcome of which shall have been determined by a court of competent jurisdiction.

4.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.  This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

4.7           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.8           Non-Business Days.   Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4.9           Facsimile Signature.  In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

[Remainder of Page Intentionally Left Blank]

[Signature Pages Follow]

 IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 5th day of March 2012.

GREENHOUSE HOLDINGS, INC.

By:   /s/ John Galt___________________
           Name: John Galt
           Title: President

WITNESS:

______________________________________